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                                                                   EXHIBIT 10.9b


                             STERLING CHEMICALS ESOP
                               (SECOND AMENDMENT)

                  WHEREAS, there is reserved to the Chief Executive Officer of the Company in Section 9.1 of the Sterling Chemicals ESOP (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

                  WHEREAS, the Company deems it advisable to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective as of August 21, 1996 as follows:

         1.       Section 4.3(g) is amended to read as follows:

                  "All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. For each Plan Year during the duration of the Loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release of the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. In order to determine the release of shares based solely on principal payments on the Exempt Loan, the Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; interest included in the Exempt Loan payment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and if by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan exceeds 10 years, then for each Plan Year during the duration of the Exempt Loan, the number of securities released must equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years. In addition, in such event the number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year

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                  must be determined by applying the same fraction to each
                  class. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account pursuant to Section 4.3(b), shares and fractional shares of Company Stock representing each Participant's interest in the shares withdrawn from the Unallocated Company Stock Suspense Account; provided, however, to the extent any cash dividends on allocated shares of Company Stock have been applied to repay the loan that year, the number of shares released shall first be allocated to the accounts of those Participants equal in amount to the cash dividends diverted from such accounts for repayment of the Exempt Loan. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used to repay the Exempt Loan or used to purchase such Company Stock. Any income which is not so used must be allocated as income of the Plan."

         2.       Section 4.6(b)(2) is amended to read as follows:

                  "Qualified Election Period means the six Plan Year period beginning with the first Plan Year in which the Participant first became a Qualified Participant."

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, this Amendment has been executed on this _____________, 1997, effective for all purposes as provided above.




                                    STERLING CHEMICALS, INC.


                                    By:
                                       ---------------------
                                    Name:
                                         -------------------
                                    Title:
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